SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 16, 2006

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2006, Lockheed Martin Corporation announced that Michael F. Camardo, Executive Vice President - Lockheed Martin Information & Technology Services, will retire effective April 1, 2007. A successor will be named in the near future.

Mr. Camardo joined the Corporation in 1964 as a Financial Analyst for the then-RCA Service Company. Having served in increasingly responsible positions with RCA, he rose to become Division Vice President of RCA Government Services. After RCA merged with General Electric Corporation, he was named President of the unit under its new name, GE Government Services. He was named President of Martin Marietta Services Group upon completion of the merger with GE Aerospace in April 1993, and became President of Lockheed Martin Services Group when Lockheed merged with Martin Marietta two years later. He was named to his current position in 1999.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Associate General Counsel

November 22, 2006

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